UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

Palomar Medical Technologies, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	0-22340	04-3128178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of Principal Executive Offices)

(781) 993-2300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 12, 2008, Palomar Medical Technologies, Inc., a Delaware corporation, and NetView 7, 8 and 10 LLC, a Delaware limited liability company, entered into a Purchase and Sale Agreement for the purchase of land and completion of a new building at 15 Network Drive, Burlington, MA 01803. Once complete, Palomar will move its headquarters from its existing facility at 82 Cambridge Street, Burlington, MA 01803 into the new building at 15 Network Drive. The purchase price of the land is ten million, six hundred and eighty thousand dollars ($10,680,000). The anticipated cost of the new building is approximately twenty-two million dollars ($22,000,000).

The description above is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number	Title

10.1	Purchase and Sale Agreement executed on September 12, 2008, between Palomar Medical Technologies, Inc. and NetView 7, 8 and 10 LLC.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President

Date: September 15, 2008

EXHIBIT INDEX

Number	Title

10.1	Purchase and Sale Agreement executed on September 12, 2008, between Palomar Medical Technologies, Inc. and NetView 7, 8 and 10 LLC.